UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2020

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
Warrants (expiring January 19, 2021)	AIG WS	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2020, American International Group, Inc. (the “Company” or “AIG”) entered into an amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement, dated June 27, 2017, among the Company, the subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each Several L/C Agent party thereto (the “Credit Agreement”).

The Credit Agreement contains a minimum Consolidated Net Worth financial covenant, which excludes accumulated other comprehensive income (or loss) (“AOCI”) from the calculation of Consolidated Net Worth.

The Amendment modifies the definition of Consolidated Net Worth in the Credit Agreement to include the cumulative unrealized gains and losses related to Fortitude Reinsurance Company Ltd.’s (“Fortitude Re”) funds withheld assets held by AIG in support of Fortitude Re’s reinsurance obligations to AIG in the calculation of Consolidated Net Worth (which without the Amendment would be excluded from the calculation as they are reported as part of AOCI). Other portions of the definition of Consolidated Net Worth are not modified by the Amendment, and all other terms and conditions of the Credit Agreement are unchanged and remain in full force and effect.

The full text of the operative provisions of the Amendment are below:

The definition of Consolidated Net Worth in the Credit Agreement is amended in its entirety to read as follows: “Consolidated Net Worth” means, at any date, the total shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from “Consolidated Net Worth” (a) accumulated other comprehensive income (or loss) (adjusted for the Fortitude Re Adjustment Amount) and (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”).

The following new defined term is added to Article I. Definitions of the Credit Agreement: “Fortitude Re Adjustment Amount” means, at any date, the amount (if any) of cumulative unrealized gains and losses related to Fortitude Re’s Funds Withheld Assets (as such term is used in the Company’s most recent financial statement delivered in accordance with Section 5.01) as included in accumulated other comprehensive income (or loss).

Additional information regarding the Credit Agreement is contained in the Company’s Current Report on Form 8-K filed on June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: November 23, 2020	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary